SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2001

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events

        Effective June 1, 2001, the Registrant executed one-year employment agreements with its president and chief executive officer, Edward J. Quilty, and its vice president and chief financial officer, John E. Yetter, CPA. Each agreement provides for payment of severance compensation in the amount of one year’s base salary upon the Registrant’s failure to renew the agreement for successive one-year terms. In addition, upon a change in control of the Registrant, each executive may, within six months of the change in control, tender his resignation and receive one year’s severance compensation.

        The agreements provide for base compensation in the amounts of $200,000 and $160,500 per year for Edward J. Quilty and John E. Yetter, CPA, respectively. The agreements further provide for the payment of incentive/bonus compensation in the discretion of the Registrant’s board of directors. The agreements for Messrs. Quilty and Yetter are incorporated herein by reference and attached hereto as Exhibits 10.01 and 10.02, respectively.

Item 7. Financial Statements and Exhibits

           (a)    Not applicable
           (b)    Not applicable
           (c)    Exhibits:

                    10.01 – Employment Agreement between the Registrant and Edward J. Quilty dated June 1, 2001.
                    10.02 – Employment Agreement between the Registrant and John E. Yetter, CPA dated June 1, 2001.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: June 11, 2001	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer